Exhibit 23.2

United Refining Company

Warren, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 29, 2004, relating to the consolidated financial statements and schedule of United Refining Company and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York

December 13, 2004